UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 17, 2009	000-51068
Date of Report (Date of earliest event reported)	Commission File Number

YUKON GOLD CORPORATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2243048
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

139 Grand River St N
PO Box 510
Paris, ON N3L 3T6
(Address of Principal Executive Offices) (Zip Code)

(416) 865-9790
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

On September 17, 2009, Yukon Gold Corporation, Inc. (the “Company”), Bellhaven Copper and Gold, Inc. (“Bellhaven”) and Minera Cerro Quema S.A., a private company organized under the laws of Panama that is a subsidiary of Bellhaven (“Minera”) fully executed a Memorandum of Understanding (the “MOU”) dated as of September 15, 2009 pursuant to which Bellhaven granted to the Company an option to buy a 75% equity interest in Minera.

Minera owns the Cerro Quema development stage gold project located the Tonosi, Province of Los Santos, Republic of Panamá. The MOU calls for a 60-day due diligence period during which the Company will make a series of deposits totaling $400,000 as milestones for due diligence and development of definitive documents are met. The total consideration for the Minera interest is $19,915,000, which includes purchase price and project financing to be provided by the Company.

The Cerro Quema gold project is located in the Tonosi, Province of Los Santos, Republic of Panamá. Upon exercise of the "Option to Purchase" Yukon Gold would own 75% of the outstanding shares of Minera and Bellhaven would hold the remaining 25%. The Property is subject to a 2% NSR (net smelter royalty) in favor of Compania de Exploracion Minera S.A. and a 9% NPI in favor of Bellhaven. Yukon Gold agrees to purchase the 9% NPI from Bellhaven for consideration of $75,000, payable at Closing.

While it performs due diligence, the Company is seeking financing for the transaction.

Item 3.01 Notice of De-Listing or Failure to Satisfy a Continued Listing Rule or Standard

By letter dated September 22, 2009, the Toronto Stock Exchange (the “TSX”) informed the Company that it will de-list the Company’s shares effective as of September 25, 2009. The Company’s shares will continue to trade without interruption on the OTC Bulletin Board under the symbol, “YGDC.”

The TSX cited the Company’s financial condition, limited working capital, the reduced market value of the Company’s shares and failure of the Company to hold a shareholders meeting in 2009 as the basis of the TSX’s decision to de-list the Company’s shares.

The Company intends to re-apply to the TSX to regain its listing in conjunction with the financing and consummation of the MOU announced above.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit	Exhibit Description

99.1	Press Release entitled “Yukon Gold Corp. Signs Memorandum of Understanding to Acquire 75% Interest in Panamanian Gold Deposit / Yukon Gold Corp. Shifts Focus to Acquisition Of Panamanian Gold Deposit” dated September 22, 2009.

99.2	Memorandum of Understanding dated September 15, 2009 among Yukon Gold Corporation, Inc., Bellhaven Copper and Gold, Inc. and Minera Cerro Quema S.A.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUKON GOLD CORPORATION, INC.

Date: September 22, 2009	By:/s/ J.L. Guerra, Jr.
Name: J.L. Guerra, Jr.
Title: Chief Executive Officer